UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2008

Concrete Casting Incorporated
 (Exact name of Registrant as specified in its charter)
____________________

Nevada (State or other Jurisdiction of Incorporation or organization)	000-01900 (Commission File Number)	87-0451230 (IRS Employer I.D. No.)
___________________________

3518 N. 1450 W.
Pleasant Grove, UT  84062
(435) 760-6838

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)
___________________________

NA
(Former name, former address and former fiscal year, if changed since last report)

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective January 1, 2008, Kevin J. Asher was elected a director and to the following officer positions of Concrete Casting Incorporated: President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer.  The election of Mr. Asher was to fill the vacancies created by the resignation of Cordell Henrie, which took effect on December 31, 2007 and which was reported in the registrant’s report on Form 8-K filed January 4, 2008.

 From March 2006 to the present, Mr. Asher has been and is Principal/General Manager/CFO of Medical Aesthetics, LLC, an operator of six medspa clinics in the greater Phoenix metropolitan area.  Mr. Asher is responsible for all aspects of the business including finance, accounting, human resources and day to day decision making.  From February 2005 through March 2006, Mr. Asher was Vice President/Finance for AirLink Mobile, Inc., an industry leading MVNO and provider of prepaid wireless telephone service where he was responsible for all aspects of accounting and finance including financial reporting, treasury management, financial analysis, financial projections, payroll, regulatory reporting and daily accounting.  From September 2003 to February 2005, Mr. Asher was a director of MCA Financial Group Ltd. of Phoenix, Arizona which provides advisory services to businesses, financial institutions and investor groups in the areas of financial restructuring, mergers and acquisitions, business oversight, and corporate and capital formation.  His responsibilities included representation of debtors and creditors in the areas of business turnarounds, financial restructuring, chapter 11 business reorganizations, divestures, mergers and acquisitions, business valuations, financial management, and performance improvement.  He advised clients in a variety of industries including aviation, aerospace and defense, retail, homebuilding, construction and manufacturing.  From September 2002 to September 2003, Mr. Asher was the controller of Calibrus in Tempe, Arizona, an industry leading business process outsourcing services company that specializes in third party verification.  Prior to working for Calibrus, Mr. Asher worked in the accounting industry primarily as an audit supervisor.  Mr. Asher has a Bachelor of Science degree in accountancy from Northern Arizona University at Flagstaff, Arizona.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Concrete Casting Incorporated

Dated: January 7, 2008                                                                                                              By:_/s/ Kevin J. Asher
                                    Kevin J. Asher
                                    Chief Executive Officer